UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 26, 2005

HILAND PARTNERS, LP

(Exact name of Registrant as specified in its charter)

DELAWARE	000-51120	71-0972724
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

205 West Maple, Suite 1100 Enid, Oklahoma		73701
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (580) 242-6040

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.              Completion of Acquisition or Disposition of Assets.

On September 26, 2005, Hiland Partners, LP (the “Registrant”), through its wholly owned subsidiary, Hiland Operating, LLC (“Operating” and, together with the Registrant, the “Company”) completed its acquisition of all of the outstanding membership interests of Hiland Partners, LLC, an Oklahoma limited liability company (“Hiland”).  Hiland’s principal asset is the Bakken Gathering System located in Richland County, Montana (the “System”).  At the time of purchase, the Bakken Gathering System consisted of approximately 250 miles of gas gathering pipeline, a processing plant, two compressor stations, which are comprised of three units with an aggregate of approximately 4,434 horsepower, and one fractionation facility.  The Bakken processing plant and a portion of the gathering system became operational on November 8, 2004, and the gathering system’s peak throughput rate during the month of August 2005 was 13.0 MMcf/d.  The gathering system has an initial capacity of approximately 21.0 MMcf/d.

The membership interests in Hiland acquired by the Company were owned 49% by Harold Hamm, 49% by trusts formed for the benefit of Mr Hamm’s family (the “Trusts”), and 2% by Equity Financial Services, Inc., whose principal shareholder, director and executive officer is Randy Moeder.  Mr. Hamm is the principal shareholder and chairman of the board of directors of Hiland Partners GP, LLC, the general partner of the Registrant, and owns approximately 38.9% of the Registrant’s outstanding common and subordinated units.  The Trusts own approximately 26.8% of the Registrant’s outstanding common and subordinated units.  Mr. Moeder is the president, chief executive officer and a director of Hiland Partners GP, LLC, the general partner of the Registrant.  Please read the “Certain Relationships and Related Transactions” section of our Annual Report on Form 10-K for the year ended December 31, 2004 for a description of certain other relationships between the Registrant and Mr. Hamm, the Trusts or Mr. Moeder or their respective affiliates.

The aggregate consideration for the purchase was approximately $94 million, consisting of a cash payment to the former members of Hiland of approximately $59 million (after giving effect to an estimated net working capital adjustment) and the repayment of approximately $35 million of bank indebtedness of Hiland.  In connection with the acquisition, the Company increased the size of its revolving credit facility with MidFirst Bank, as Administrative Agent and lead lender, from $55 million to $125 million, and used proceeds from this credit facility to fund the acquisition.  A mutually agreed upon investment banking firm determined that the fair value of the System as of September 1, 2005 was $95 million.  The Conflicts Committee, consisting of the independent directors of the general partner of the Registrant, approved the valuation.

Item 9.01. Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired

Financial statements of Hiland have not been included herein but are expected to be included in an amendment to this Current Report on Form 8-K to be filed not later than 71 days after the date that this Current Report on Form 8-K is required to be filed.

(c)           Exhibits

EXHIBIT NUMBER		DESCRIPTION

2.1	—	Acquisition Agreement by and among Hiland Operating, LLC, Hiland Partners, LLC and the members of Hiland Partners, LLC dated as of September 1, 2005.
10.1	—	First Amendment, dated as of September 26, 2005 to Credit Agreement dated as of February 15, 2005 among Hiland Operating, LLC and the lenders thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILAND PARTNERS, LP

	By:	Hiland Partners GP, LLC, Its General Partner

Date: September 29, 2005	By:	/s/ Ken Maples
Ken Maples
Chief Financial Officer, Vice President-Finance, Secretary and Director